UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

Celladon Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11988 El Camino Real, Suite 650 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-4288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2014, Celladon Corporation (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology III, L.P. and Hercules Technology Growth Capital, Inc. (as agent and as a lender, and together with Hercules Technology III, L.P., the “Lenders”) under which the Company may borrow up to $25.0 million in two tranches (the “Loan”).

The Company borrowed the first tranche of $10.0 million on August 1, 2014 and paid a facility charge to the Lenders of $150,000 in addition to $37,500 previously paid to the Lenders as a commitment fee. The Company plans to use the proceeds of the Loan to provide additional funding for the development of MYDICAR, for other development programs in its pipeline and for general corporate purposes. The second tranche of up to $15.0 million can be drawn through May 31, 2015, but only if the Company has provided the Lenders with notice that data from the Company’s Phase 2b clinical trial for MYDICAR supports the continued development of MYDICAR for its Breakthrough Therapy designation to either a Phase 3 clinical trial or for registration for approval, as reasonably determined by the Company’s senior management and board of directors (the “Milestone”). Upon funding of the second tranche of the Loan, the Company will be required to pay a facility charge to the Lenders of $100,000.

The interest rate for each tranche will be calculated at a rate equal to the greater of either (i) 8.25% plus the prime rate as reported from time to time in The Wall Street Journal minus 5.25%, and (ii) 8.25%. Payments under the Loan Agreement are interest only until August 1, 2015 (which will be extended until February 1, 2016 if the Company achieves the Milestone on or before May 31, 2015) (the “Amortization Date”) followed by equal monthly payments of principal and interest through the scheduled maturity date on February 1, 2018 (the “Loan Maturity Date”). In addition, a final payment equal to $1,750,000 will be due at such time as the Loan is prepaid or becomes due and payable as specified in the Loan Agreement. The Company’s obligations under the Loan Agreement are secured by a security interest in substantially all of its assets, excluding its intellectual property but including the proceeds from the sale, licensing or disposition of its intellectual property. The Company’s intellectual property is also subject to customary negative covenants.

If the Company prepays the loan prior to maturity, it will pay the Lenders a prepayment charge, based on a percentage of the then outstanding principal balance, equal to 1.5% if the prepayment occurs prior to the Amortization Date.

Subject to certain conditions and limitations set forth in the Loan Agreement, including ownership limitations of the Lenders, the Company has the right to convert up to $3.0 million of scheduled principal installments of the Loan into shares of the Company’s common stock (“Common Stock”), provided such shares must be freely tradable. The number of shares of Common Stock that would be issued upon conversion would be equal to the number determined by dividing (x) the principal amount to be paid in shares of Common Stock by (y) $16.33.

The Loan Agreement includes customary representations, warranties and covenants (affirmative and negative) of the Company, including restrictive covenants that limit the Company’s ability to: incur additional indebtedness; encumber the collateral securing the Loan; acquire, own or make investments; repurchase or redeem stock or other equity securities; declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest; transfer a material portion of the Company’s assets; acquire other businesses; and merge or consolidate with or into any other business organization. The Loan Agreement does not however include any financial maintenance covenants. The Loan Agreement also includes standard events of default, including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of the Lenders’ security interest or in the value of the collateral, and events relating to bankruptcy or insolvency. Upon the occurrence of an event of default, a default interest rate of an additional 5% may be applied to the outstanding Loan, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as are set forth in the Loan Agreement.

The description of the Loan Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Loan Agreement, a copy of which is attached hereto as Exhibit 99.1.

On August 1, 2014, the Company issued a press release regarding the transactions described above, which is attached hereto as Exhibit 99.2.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2014 (the “Prior 8-K”), the Company entered into a Sublease Agreement dated May 28, 2014 by and between the Company and Brandes Investment Partners, L.P. (the “Lease”). The description of the Lease in the Prior 8-K erroneously referenced an approximate seven year and 10 month term of the Lease. The term of the Lease actually expires in September 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above relating to the Loan Agreement and the Loan is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Loan and Security Agreement dated as of July 31, 2014 by and between Celladon Corporation, Hercules Technology III, L.P. and Hercules Technology Growth Capital, Inc.

99.2	Press release of Celladon Corporation dated August 1, 2014.

Forward-Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements related to future events under the Loan Agreement, including the Company’s ability to access the second tranche of the Loan under the Loan Agreement, references to the expected timing of results of the Phase 2b clinical trial data, plans for the use of the funds under the Loan Agreement and references to the future of MYDICAR and the Company’s other products candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the process of conducting product development activities and clinical trials and obtaining regulatory approval to commercialize product candidates, the Company’s reliance on third parties, the need to raise additional funding when needed in order to conduct the Company’s business, and the degree of market acceptance of MYDICAR by physicians, patients, third-party payors and others in the medical community. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation its Form 10-Q for the quarter ended March 31, 2014. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celladon Corporation

Dated: August 5, 2014

	By:	/s/ Paul Cleveland
Paul Cleveland
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Loan and Security Agreement dated as of July 31, 2014 by and between Celladon Corporation, Hercules Technology III, L.P. and Hercules Technology Growth Capital, Inc.

99.2	Press release of Celladon Corporation dated August 1, 2014.